                                                                   EXHIBIT 10.27


                                             SECOND AMENDED AND RESTATED
                                    EMPLOYEE OPTION AGREEMENT dated as of May
                                    31, 2000 (this "Agreement"), between
                                    Huntsman Packaging Company, a Utah
                                    corporation (the "Company"), and Jack E.
                                    Knott (the "Employee").

            The Company has previously granted the Employee options to acquire shares of the Company's Class C Common Stock pursuant to an agreement dated January 1, 1998, as amended and restated on February 22, 1999 (as amended, the "Original Agreement"), between the Company and the Employee. The parties hereto desire to amend and restate in its entirety the Original Agreement in accordance with the terms herein.

            NOW THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereby agree as set forth below.

         SECTION 1. AMENDMENT OF ORIGINAL AGREEMENT; THE PLAN.

            (a) The terms of the Original Agreement are hereby amended and restated in their entirety as set forth herein.

            (b) The terms of this Agreement shall be subject to the terms of the Huntsman Packaging Corporation Stock Option Plan (the "Plan") and, following the exercise of the Options granted hereunder, the terms of the Stockholders' Agreement dated as of May 31, 2000, among the Company and the stockholders of the Company signatory thereto. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

         SECTION 2. GRANT OF OPTION.

            The Company has previously granted to the Employee a non-statutory stock option to purchase 10,849 shares of the Company's Common Stock (the "Option Stock"), at a price per share (the "Exercise Price"). The Employee has exercised 1,587 Options. The Company acknowledges that the Employee has 8,902 remaining Options (the "Option" and, as to corresponding shares of Option Stock (as defined below), "Options") which will be governed by, and subject to, the terms of the Plan and this Agreement. The Employee acknowledges that the Options shall be exercisable for the Company's Common Stock in lieu of the Company's Class C Common Stock.

         SECTION 3. EXERCISE PRICE.

            The Exercise Price shall be $100 per share of Option Stock.

         SECTION 4. TIME EXERCISE.

            The Options shall be immediately exercisable and shall remain exercisable in accordance with the terms and conditions of this Agreement and the Plan.

         SECTION 5. TERM OF OPTION.

            Subject to the terms of the Plan, the Option shall not be exercisable after December 31, 2007.

         SECTION 6. PROCEDURE FOR EXERCISE.

            (a) The Option may be exercised from time to time in whole or in part (but for the purchase of whole shares only), by delivery of a written notice in the form attached hereto as Exhibit A (the "Exercise Notice") from the Employee to the Secretary of the Company, which Exercise Notice shall state, or be accompanied by, as the case may be:

                  (i) that the Employee elects to exercise the Option;

                 (ii) the number of Options with respect to which the Employee is exercising the Option;

                (iii) any representations of the Employee required under
         Section 8;

                 (iv) the date upon which the Employee desires to consummate the purchase of such Options (which date must be prior to the termination of the Option);

                  (v) payment for such Options; and

                 (vi) comply with such further provisions consistent with the Plan as the Committee may reasonably require.

            (b) The Company shall be entitled to require as a condition of delivery of the Options that the Employee remit or, in appropriate cases, agree to remit when due an amount in cash sufficient to satisfy all current or estimated future federal, state and local income tax withholding and the Employee's portion of any employment or payroll taxes, if any, relating thereto.

         SECTION 7. NO RIGHTS AS A HOLDER OF COMMON STOCK.

            The Employee shall not have any rights or privileges of a shareholder of Common Stock with respect to any Option until the date of receipt of payment by the Company for such shares pursuant to the exercise of such Option.

         SECTION 8. ADDITIONAL PROVISIONS RELATED TO EXERCISE.

            In the event of the exercise of the Option at a time when there is not in effect a Registration Statement relating to the Option, the Employee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option and any Options purchased hereunder are being acquired for investment only and not with a view to the distribution thereof. The Employee shall provide the Company with such further representations and warranties as the Board may require in order to ensure compliance with applicable federal and state securities, "blue sky" and other laws. No Options shall be purchased upon the exercise of the Option unless and until the Company and/or the Employee shall have complied with all applicable federal or state or provincial registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction. Each of the Company and the Employee shall use reasonable efforts to comply with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction in connection with the exercise of the Option.

         SECTION 9. NO GUARANTEE OF EMPLOYMENT.

            Nothing herein confers or shall confer on the Employee any right to continue in the employment of the Company nor shall interfere with Company's right to terminate the employment of the Employee at any time.

         SECTION 10. CERTAIN TAX CONSEQUENCES.

            The Employee acknowledges that the Option granted hereby is not an incentive stock option for tax purposes and that both the award of the Option and the exercise thereof may have various tax consequences under federal and state law. The Employee has discussed such consequences with his personal tax advisor. The Employee may be required to report the grant of the Option to the Internal Revenue Service (Internal Revenue Code Reg. Section 1.61-15(c)) and he may be required to be reported to state tax authorities under applicable state law.

         SECTION 11. GOVERNING LAW.

            The Option shall be exercised in accordance with such administrative regulations as the Board or the Committee shall from time to time adopt. The Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Utah.

         SECTION 12. ENTIRE AGREEMENT; THE PLAN.

            (a) This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. The Employee acknowledges receipt of a copy of the Plan.

            (b) Notwithstanding anything to the contrary contained in the Plan or in this Agreement, the rights and obligations of Section 9(a) of the Plan shall not apply to any of the Options, Option Stock or Owned Shares.

                                     *******

            IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Option Agreement as of the date first above written.

                                    HUNTSMAN PACKAGING CORPORATION


                                    By:/s/ RICHARD P. DURHAM
                                       -------------------------------------
                                       Name:  Richard P. Durham
                                       Title: Chief Executive Officer

                                    /s/ JACK E. KNOTT
                                    ----------------------------------------
                                    Jack E. Knott

                                                                       Exhibit A

                            [Form of Exercise Notice]

VIA CERTIFIED MAIL

Huntsman Packaging Company
500 Huntsman Way
Salt Lake City, Utah 84108
Attention: Secretary

Dear Sir or Madam:

              Reference is hereby made to the Option Agreement dated May 31, 2000 (the "Option Agreement"), between Huntsman Packaging Company, a Utah corporation (the "Company"), and Jack E. Knott (the "Employee"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Option Agreement.

              Pursuant to the terms of the Option Agreement, the undersigned Employee hereby elects to exercise the Employee's right to purchase [ ] shares of Common Stock at an Option Price per share equal to $100. The date of the exercise of the Options hereunder shall be [ ]. In connection with the foregoing, please find enclosed [cash or personal or certified check] in an amount equal to $[ ].

                                           Sincerely,

                                           -----------------------------------
                                           Name: